Exhibit 10.1
FORBEARANCE AGREEMENT
     This FORBEARANCE AGREEMENT (this “Agreement”), dated as of May 28, 2008, is entered into by and between Tennenbaum Multi-Strategy Master Fund (“Tennenbaum”), as a holder of certain 7.875% Senior Notes due 2009 (the “Notes”) issued under the Indenture dated as of March 1, 1999, among Fremont General Corporation (“Issuer”), as issuer and The First National Bank of Chicago, as trustee (as amended or supplemented from time to time, the “1999 Indenture”) and Issuer (together with Tennenbaum being, a “Party”; collectively, the “Parties”). All capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to those terms in the 1999 Indenture.
RECITALS
          (a) HSBC Bank USA, National Association has been appointed as the trustee under the 1999 Indenture (together with any Person succeeding to HSBC Bank USA, National Association as trustee under the 1999 Indenture, “Indenture Trustee”) and has, accordingly, succeeded to all rights of The First National Bank of Chicago under the 1999 Indenture.
          (b) Certain Events of Default under (and as defined in) the 1999 Indenture exist and are continuing, and as a consequence, Indenture Trustee or Tennenbaum may, among other things, declare the Outstanding principal balance of all Securities issued in connection with the Notes (collectively, the “Obligations”) to be immediately due and payable.
          (c) Issuer has requested that Tennenbaum, as the holder of more than seventy-five percent (75%) of the Obligations, forbear from exercising its rights and remedies with respect to the Events of Default during the Forbearance Period (as defined below).
          (d) Tennenbaum has agreed to such forbearance upon the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Agreement, to the extent not otherwise defined in this Agreement, shall have the same meaning as in the 1999 Indenture. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “CapSource” means CapitalSource TRS, Inc.
     “DFI” has the meaning ascribed to that term in the Purchase Agreement.

     “FDIC” has the meaning ascribed to that term in the Purchase Agreement.
     “Forbearance Period” means the period commencing at the time when all conditions to the effectiveness of this Agreement have been satisfied and ending on the earliest to occur of (i) the consummation of the sale of substantially all of the assets of Fremont Investment & Loan pursuant to the Purchase Agreement; (ii) the tenth (10th) Business Day following the date of issuance of a written determination by the DFI or FDIC to deny any application for a Regulatory Approval that is required for the consummation of the transactions contemplated by the Purchase Agreement; (iii) the tenth (10th) Business Day following the date on which all Regulatory Approvals have been issued if Issuer has not filed by that tenth Business Day a voluntary petition to commence a Chapter 11 case under the United States Bankruptcy Code; (iv) the termination of the Purchase Agreement or the making of any public announcement by Issuer that Issuer does not intend to pursue the Purchase Agreement; (v) the modification of the Purchase Agreement (other than a modification to extend the termination date thereof from time to time) in any material respect without Tennenbaum’s consent, which consent shall not be unreasonably withheld, conditioned or delayed (each such material modification being a “Material Modification”); or (vi) the occurrence of the Termination Date, provided, however, that the Termination Date shall be automatically extended for up to two (2) periods of one (1) calendar month each if, on or before the initial Termination Date (or if the first extension period of the Termination Date remains in effect, on or before August 31, 2008), Issuer delivers to Tennenbaum an officer’s certificate certifying that (X) none of the events in clauses (i) though (v) above has occurred, (Y) CapSource has agreed in writing to extend the termination date of the Purchase Agreement to a date not earlier than August 31, 2008 with respect to the first extension of the Termination Date, or September 30, 2008 with respect to the second extension of the Termination Date, and (Z) the inability to consummate the Purchase Agreement at such time is due solely to the failure to obtain the Regulatory Approvals from the FDIC or DFI as of such date.
     “Purchase Agreement” means that certain Purchase and Assumption Agreement dated April 13, 2008 among Issuer, Fremont General Credit Corporation, Fremont Investment & Loan and CapitalSource TRS, Inc., as the same may be amended from time to time.
     “Regulatory Approval” has the meaning ascribed to that term in the Purchase Agreement.
     “Supplemental Indenture” means that certain Supplemental Indenture between Issuer and Indenture Trustee in the form attached hereto as Exhibit A.
     “Termination Date” means July 31, 2008, as extended from time to time pursuant to the terms of the definition of “Forbearance Period”.
ARTICLE II
FORBEARANCE; CERTAIN AGREEMENTS
     2.01 Forbearance. During the Forbearance Period, Tennenbaum will not, and hereby directs Indenture Trustee not to, take, or cause another person to take, any action, (i) to accelerate (or cause the acceleration of) the maturity of the Obligations or to otherwise enforce payment of the overdue principal on the Obligations, or (ii) to exercise any other default-related rights and remedies available to Tennenbaum against Issuer under the 1999 Indenture or applicable law with respect to the Obligations. Upon the expiration of the Forbearance Period, Tennenbaum shall be entitled (but not required) to exercise any of its rights and remedies under this Agreement, the 1999 Indenture, or applicable law.
     2.02 No Waiver. Tennenbaum has not waived, is not by this Agreement waiving, and has no present intention of waiving, any Event of Default that may be continuing as of the effectiveness of this Agreement or any Event of Default that may occur after the effectiveness of this Agreement.
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions Precedent to this Agreement. The effectiveness of this Agreement is conditioned upon the satisfaction of the following conditions precedent:
          (a) This Agreement shall have been executed and delivered by the Parties,
          (b) Indenture Trustee shall have executed and delivered the Supplemental Indenture, and the Supplemental Indenture shall have become effective as a supplemental indenture to the 1999 Indenture; and
          (c) Tennenbaum shall have executed and delivered its consent to the Supplemental Indenture.
ARTICLE IV
ADDITIONAL COVENANTS OF ISSUER AND TENNENBAUM
     4.01 Additional Covenant of Issuer. Concurrently with the execution and delivery of this Agreement, and as a condition precedent to its effectiveness, Issuer will (i) pay to Tennenbaum an amount equal to the fees and expenses incurred by or on behalf of Tennenbaum with respect to legal and financial advisory services provided to Tennenbaum respect to the restructuring of Issuer in an aggregate amount of $207,039.45 and (ii) pay to Simpson Thacher & Bartlett, LLP an amount sufficient to bring the aggregate retainer paid by Issuer to them, net of the fees and expenses already incurred by Simpson Thacher & Bartlett, LLP, to $50,000. Tennenbaum agrees to provide to Issuer reasonably acceptable written documentation supporting such fees and expenses.
     4.02 Additional Covenants of Tennenbaum. Concurrently with the execution and delivery of this Agreement, Tennenbaum shall deliver to Issuer and Indenture Trustee a copy of the Supplemental Indenture executed by Tennenbaum, who must constitute (and Tennenbaum does hereby represent and warrant to Issuer and Indenture Trustee that Tennenbaum constitutes) at the time of the execution thereof the Holder of more than seventy-five percent (75%) of the Obligations. Further, if Tennenbaum consents to a Material Modification, Tennenbaum shall, simultaneously with the delivery of that consent, cause the execution and delivery of such additional documentation as is necessary to effect the amendment of Section 5.2 of the 1999

Indenture (as amended pursuant to the terms of the Supplemental Indenture) to permit the execution, delivery and performance of the Material Modification thereunder.
ARTICLE V
MISCELLANEOUS PROVISIONS
     5.01 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     5.02 Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that no other person shall have any right, benefit or interest under or because of the existence of this Agreement.
     5.03 Amendments; Interpretation. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Issuer and Tennenbaum, and no waiver of any provision of this Agreement or consent to any departure by Issuer therefrom, shall in any event be effective without the written concurrence of Tennenbaum. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The Parties have had the opportunity to be represented by counsel in their negotiations of the terms of this Agreement, and therefore, no provision of this Agreement shall be construed against any Party on the theory that such party drafted such provision.
     5.04 Counterparts. This Agreement may be executed by one or more of the Parties in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and all signature pages transmitted by electronic transmission shall be considered as original executed counterparts. Each Party agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other Party.
     5.05 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
     5.06 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS CHOSEN TO GOVERN THE 1999 INDENTURE.
     5.07 Waiver of Jury Trial. EACH OF THE PARTIES WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN TENNENBAUM AND ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     5.08 Final Agreement. THE 1999 INDENTURE, THE SUPPLEMENTAL INDENTURE AND THIS AGREEMENT REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. THE 1999 INDENTURE, THE SUPPLEMENTAL INDENTURE AND THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH PARTY.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been executed on the date first above-written, to be effective upon satisfaction of the conditions set forth in this Agreement.

ISSUER: FREMONT GENERAL CORPORATION
By:	/s/ DONALD E. ROYER
Name:	Donald E. Royer
Its:	Executive Vice President and General Counsel

TENNENBAUM: TENNENBAUM MULTI-STRATEGY MASTER FUND
By:	Tennenbaum Capital Partners, LLC, its Investment Manager
By:	/s/ DAVID HOLLANDER
Name:	David Hollander
Its:	Managing Director